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                                                                    Exhibit 10H


                    UNITRODE CORPORATION FISCAL YEAR 1997
                     SUPPLEMENTARY COMPENSATION PROGRAMS

I.   MANAGEMENT  BONUS  PROGRAM

PURPOSE

The purpose of Unitrode's Management Bonus Program is to reward those key employees who are identified by a Corporate Senior Officer (the CEO and his direct reports) as responsible for driving the business objectives of the Corporation.

ELIGIBILITY

Participation in the Management Bonus Program is limited to those key contributors who are recommended for the program by the appropriate Senior Officer, approved by the Board of Directors, and who:

1. Are active employees on the day of the award or were active employees on the last day of the fiscal year but who terminated employment before the day of the award due to death, disability, involuntary termination (except termination for cause as defined in Corporate Policy 2-4, Subsection III-D) or retirement.

   - RETIREMENT, for the purposes of eligibility for bonus distribution, will be defined as fol-lows: A participant in the management bonus program who has attained the age of at least 55 years which would entitle that person to receive early retirement recognition.

2. Have been identified as participants at the time of the approval of the AOP or at the time of employment (or promotion).


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- -  To be eligible, a newly hired employee must be an employee for at least one fiscal quarter; for any participant who has been employed for less than one year, such employee's award shall be prorated from the date of eligibility.

3. Are NOT eligible for a sales commission program; and

4. Are approved for participation by the CEO.

ACCRUAL

1. Bonuses, including officers' bonuses, should be incorporated into the AOP, approved by the CEO, and accrued for throughout the year with appropriate adjustment for realistic expectation of individual achievement of performance objectives (e.g., if individual objectives are challenging, on average each eligible employee might be expected to achieve about 80% of his/her individual objectives which in turn determine 50% of the bonus award.)

2. Bonus accruals should be reversed if necessary to preserve the profit margin of the AOP and within the guidelines established below, to maintain an appropriate ratio to the profit sharing accrual.

IMPLEMENTATION

1. The financial objectives defined in the AOP will be assigned a Profit Sharing/Bonus target A through H by the CEO which will guide the Company in designing its program and establishing the appropriate accrual for the Management Bonus Program

2. Once the Bonus plan is approved by the CEO and the Board of Directors, the appropriate Senior officer should establish objectives for each qualified employee

AWARDS

1. Bonuses may be awarded annually, based upon:

   a) The achievement of the financial targets as defined; and

   b) The achievement of a clear set of objectives which are agreed to by the supervising Senior Officer the employee and the employee's supervisor.

2. The amount of the award will be determined as follows:

   a) 50% of the bonus will depend upon the level at which the Company achieves its financial target.


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   b) The remaining 50%, if the Corporation achieves its financial target, will depend upon the achievement by the individual of the agreed-upon objectives or portion thereof.

II. BONUS PROGRAM -- ALL OTHER EMPLOYEES


PURPOSE

Based on the performance of the corporation, the Company may make cash awards for FY97. The purpose of this bonus program is to reward those employees who are not participants in the Management Bonus Program for their contribution to the overall success of Unitrode's performance objectives and goals in a fiscal year.

ELIGIBILITY

Participation in this program is limited to employees who are not participants in the Management Bonus Plan and:

1. Have been employees for at least six months prior to January 31; and

2. Are active employees on the day of the award or were active employees on the last day of the fiscal year, but who terminated employment before the day of the award due to death, disability, involuntary termination (with the exception of termination for cause), or retirement. See Section I-1. Employees with less than 12 months' participation will be prorated from the date of eligibility as stated above.


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